Exhibit 99.1

Rubicon, a Leading Digital Marketplace for Waste and Recycling,

Completes Business Combination with Founder SPAC

●	Transaction accelerates Rubicon’s mission to end waste through digital transformation of the waste and recycling category

●	Rubicon raised approximately $196.8 million in gross proceeds, consisting of funds from Founder SPAC’s trust account and PIPE investments, after redemptions and prior to the payment of transaction fees and expenses and amounts payable under Founder’s previously-disclosed forward purchase agreement

●	Rubicon Class A common stock to begin trading on the NYSE tomorrow, August 16th, under ticker “RBT”

Lexington, Kentucky (August 15, 2022) – Rubicon Technologies, Inc. (“Rubicon”), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today announced that it has completed its business combination with Founder SPAC (“Founder”).

The combined company will operate under the name Rubicon Technologies, Inc., and will continue to be led by Nate Morris, Chairman and Chief Executive Officer. Commencing at the open of trading on August 16, 2022, Rubicon’s Class A common stock and warrants are expected to trade on the New York Stock Exchange (“NYSE”) under the symbols “RBT” and “RBT WS,” respectively.

The transaction was approved by Founder’s shareholders at an extraordinary general meeting held on August 2, 2022 (the “Extraordinary Meeting”). Over 97% of the votes cast on the business combination proposal at the Extraordinary Meeting were cast in favor of approving the business combination. Founder’s shareholders also voted to approve all other proposals presented at the Extraordinary Meeting.

“Becoming a public company is a tremendous step forward for Rubicon and will elevate our platform and products, while further accelerating our mission to end waste through the reimagining of the waste and recycling category,” said Nate Morris, Chairman and Chief Executive Officer of Rubicon. “I started Rubicon with a $10,000 line of credit and maxed out credit cards, and since that time our products have empowered our customers and hauler partners to make data-driven decisions that can lead to more efficient and effective operations as well as more sustainable waste outcomes. This value proposition has allowed Rubicon to scale our platform considerably and, as a well-capitalized public company, we are positioned to further scale our technology to transform the $2.1 trillion global waste and recycling market.”

Transaction Overview

As a result of the transaction, Rubicon raised $196.8 million in gross proceeds, consisting of funds from Founder’s trust account and PIPE investments, after redemptions and prior to the payment of transaction fees and expenses and amounts payable under Founder’s previously-disclosed forward purchase agreement. Rubicon intends to use the proceeds to capitalize on significant future growth from organic and inorganic opportunities, as well as continued investment in new software development.

Advisors

Moelis & Company LLC acted as exclusive financial advisor to Founder. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, acted as financial advisor to Rubicon. Cohen & Company Capital Markets and Moelis & Company LLC served as placement agents to Founder. Jefferies LLC served as capital markets advisor to Founder. Canaccord Genuity and MKM Partners served as capital markets advisors to Rubicon. Winston & Strawn, LLP served as legal advisor to Founder. Gibson, Dunn & Crutcher LLP served as legal advisor to Rubicon.

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Creating a new industry standard by using technology to drive environmental innovation, the company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) the ability to meet the NYSE’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; and 8) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Founder’s Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents of Founder filed, or of Rubicon, to be filed, with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

RubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com